Exhibit 5.1

March 19, 2019

Bio-Path Holdings, Inc.

4710 Bellaire Boulevard, Suite 210

Bellaire, Texas 77401

Ladies and Gentlemen:

We have acted as legal counsel to Bio-Path Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), including a prospectus (the “Prospectus”) which forms a part of the Registration Statement, relating to the resale of 552,684 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), that may be issued upon the exercise of (i) certain outstanding common stock purchase warrants issued by the Company on July 5, 2016 to purchase up to 1,250 shares of Common Stock (the “2016 Placement Agent Warrants”); (ii) certain outstanding Series A common stock purchase warrants issued by the Company on September 25, 2018 to purchase up to 113,077 shares of Common Stock (the “2018 Series A Warrants”); (iii) certain outstanding common stock purchase warrants issued by the Company on September 25, 2018 to purchase up to 6,785 shares of Common Stock (the “2018 Placement Agent Warrants”); (iv) certain outstanding common stock purchase warrants issued by the Company on January 17, 2019 to purchase up to 25,777 shares of Common Stock (the “2019 Underwriter Warrants”); (v) certain outstanding Series A common stock purchase warrants issued by the Company on January 23, 2019 to purchase up to 324,117 shares of Common Stock (the “2019 Series A Warrants”); (vi) certain outstanding common stock purchase warrants issued by the Company on January 23, 2019 to purchase up to 38,894 shares of Common Stock (the “January 2019 Placement Agent Warrants”); and (vii) certain outstanding common stock purchase warrants issued by the Company on March 14, 2019 to purchase up to 42,775 shares of Common Stock (together with the 2016 Placement Agent Warrants, the 2018 Series A Warrants, the 2018 Placement Agent Warrants, the 2019 Underwriter Warrants, the 2019 Series A Warrants and the January 2019 Placement Agent Warrants, the “Warrants”), including shares that may be issued to a Warrant holder in lieu of fractional shares. The Warrant Shares may be offered and sold by the selling stockholders referred to in the Prospectus.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Prospectus; (iii) the respective Warrants; (iv) the Certificate of Incorporation of the Company, as currently in effect; and (v) the First Amended and Restated Bylaws of the Company, as currently in effect. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures (other than persons signing on behalf of the Company); (iii) the authenticity of all documents, certificates and instruments submitted to us as originals; (iv) the conformity with the originals of all documents supplied to us as copies; (v) the accuracy and completeness of all corporate records and documents made available to us by the Company; and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein. We have relied as to factual matters upon certificates from officers of the Company and certificates and other documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents. We have also assumed that, at or prior to the time of the issuance and delivery of any Warrant Shares, that there will not have occurred any change in law, change in the Warrants or the Company’s Certificate of Incorporation, or further action by the Company’s board of directors, in each case affecting the validity of the issuance of the Warrant Shares.

Based on the foregoing and subject to the assumptions, qualifications and limitations set forth herein, as of the date hereof, we are of the opinion that the Warrant Shares have been duly authorized and, upon the valid exercise in accordance with the terms of the respective Warrants and payment of the consideration required in connection therewith, the Warrant Shares will be validly issued, fully paid and non-assessable.

March 19, 2019

Bio-Path Holdings, Inc.

4710 Bellaire Boulevard, Suite 210

Bellaire, Texas 77401

Our opinions herein are expressed solely as to the Delaware General Corporation Law (including, to the extent applicable, Delaware statutory and constitutional provisions and reported judicial decisions interpreting the foregoing). We express no opinion as to the laws of any other jurisdiction. The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date of this letter.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Winstead PC

Winstead PC